Exhibit 99.1
MEDIAALPHA ANNOUNCES FIRST QUARTER 2026
FINANCIAL RESULTS
First Quarter Revenue Growth of 17%;
Record Revenue of $310.0 million

First Quarter Net Income of $14.0 million; Adjusted EBITDA(1)of $31.4 million

Repurchased over $25 million of stock during 2026

Los Angeles, CA (April 29, 2026) – MediaAlpha, Inc. (NYSE: MAX) ("MediaAlpha" or the "Company"), today announced its financial results for the first quarter ended March 31, 2026.

“We delivered record first-quarter results, driven by strong auto insurance advertising spend and broader carrier participation resulting in a continued favorable mix shift to our Open Marketplace,” said Steve Yi, CEO of MediaAlpha. “We are energized by our deeper engagement with a growing number of carriers about further leveraging our trusted infrastructure and AI-powered targeting capabilities to maximize their ROI and gain share in a highly competitive market.”
MediaAlpha CFO Pat Thompson added, “During the quarter, we refinanced our credit facilities, extending our debt maturity profile to 2031. We continue to return significant capital to our shareholders, repurchasing over $25 million of stock year to date and $73 million over the past three quarters, representing 10% of our outstanding shares. We remain on track to complete the vast majority of the remaining $60 million authorization in 2026.”

First Quarter 2026 Financial Results
•Revenue of $310.0 million, an increase of 17% year over year;
~~•~~Gross margin of 15.1%, compared with 15.8% in the first quarter of 2025;
•Contribution Margin(1) of 15.7%, compared with 16.6% in the first quarter of 2025;
•Net income was $14.0 million, compared with a net loss of $(2.3) million in the first quarter of 2025;
•Adjusted EBITDA(1) was $31.4 million, compared with $29.4 million in the first quarter of 2025;
•Repurchased approximately 2.6 million shares for $25 million year to date, bringing cumulative repurchases under the Company's $100 million share repurchase program to 3.7 million shares;
•Completed refinancing of credit facilities, establishing a new $150 million term loan and $60 million revolving credit facility, both maturing in March 2031.

(1)A reconciliation of GAAP to Non-GAAP financial measures has been provided at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Financial Outlook
Our guidance for the second quarter of 2026 reflects continued strength in our Property & Casualty (P&C) insurance vertical. We expect revenue to grow approximately 19% year over year, driven by strong carrier growth investment and continued share gains within P&C. We expect our Health insurance vertical to account for approximately 1% of revenue.
For the second quarter of 2026, MediaAlpha currently expects the following:

•Revenue between $290 million - $310 million, representing a 19% year-over-year increase at the midpoint of the guidance range.
•Contribution between $45.5 million - $48.5 million, representing a 18% year-over-year increase at the midpoint of the guidance range.
•Adjusted EBITDA between $28.0 million - $30.5 million, representing a 19% year-over-year increase at the midpoint of the guidance range, including an approximately $2 million year-over-year decline in Contribution from under-65 Health. Excluding under-65 Health, we expect Contribution to increase by 25% year over year and Adjusted EBITDA to increase by 31% year over year at the guidance midpoints.
Effective with the first quarter of 2026, the Company is discontinuing its reporting of and guidance for Transaction Value, a non-GAAP operating metric, in order to simplify our reporting structure. As our scale advantage has become well-established, the Company believes that Revenue, Contribution, Contribution Margin, and Adjusted EBITDA are the most relevant metrics for investors evaluating the Company's performance relative to our peers.
With respect to the Company’s projections of Adjusted EBITDA and Contribution under “Financial Outlook,” MediaAlpha is not providing a reconciliation of Adjusted EBITDA to net income (loss), or of Contribution to gross profit, because the Company is unable to predict with reasonable certainty the reconciling items that may affect the corresponding GAAP measures without unreasonable effort. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, the corresponding GAAP measures for the applicable period.

For a detailed explanation of the Company’s non-GAAP measures, please refer to the appendix section of this press release.

Conference Call Information
MediaAlpha will host a Q&A conference call today to discuss the Company's first quarter 2026 results and its financial outlook for the second quarter of 2026 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). A live audio webcast of the call will be available on the MediaAlpha Investor Relations website at https://investors.mediaalpha.com. To register for the webcast, click here. Participants may also dial-in, toll-free, at (800) 715-9871 or (646) 307-1963, with passcode 4459225. An audio replay of the conference call will be available following the call and available on the MediaAlpha Investor Relations website at https://investors.mediaalpha.com.
The Company has also posted investor supplemental materials on its investor relations website. MediaAlpha has used, and intends to continue to use, its investor relations website at https://investors.mediaalpha.com as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements regarding our deeper engagement with a growing number of carriers about further leveraging our trusted infrastructure and AI-powered targeting capabilities; our expectations regarding the timing and amounts of share repurchases; and our financial outlook for the second quarter of 2026. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would,” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.
There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including those more fully described in MediaAlpha’s filings with the Securities and Exchange Commission (“SEC”), including the Form 10-K filed on February 23, 2026 and the Form 10-Q to be filed on April 29, 2026. These factors should not be construed as exhaustive. MediaAlpha disclaims any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this press release.

Non-GAAP Financial Measures and Operating Metrics
This press release includes Adjusted EBITDA, Contribution, and Contribution Margin, which are non-GAAP financial measures. See the appendix for definitions of Adjusted EBITDA, Contribution and Contribution Margin, as well as reconciliations to the corresponding GAAP financial metrics, as applicable.
We present Adjusted EBITDA, Contribution, and Contribution Margin because they are used extensively by our management and board of directors to manage our operating performance, including evaluating our operational performance against budget and assessing our overall operating efficiency and operating leverage. Accordingly, we believe that Adjusted EBITDA, Contribution, and Contribution Margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and board of directors. Each of Adjusted EBITDA, Contribution, and Contribution Margin has limitations as a financial measure and investors should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

About MediaAlpha
We believe we are the insurance industry’s leading programmatic customer acquisition platform. With more than 1,150 active partners, in addition to our agent partners, we connect insurance carriers with online shoppers and generated over 141 million Consumer Referrals in 2025. Our programmatic advertising technology powered $2.2 billion in spend in 2025 on brand, comparison, and metasearch sites across property & casualty insurance, health insurance, life insurance, and other industries. For more information, please visit www.mediaalpha.com.
Contacts:
Investors
Denise Garcia
Hayflower Partners
Denise@HayflowerPartners.com

MediaAlpha, Inc. and subsidiaries
Consolidated Balance Sheets
(Unaudited; in thousands, except share data and per share amounts)

	March 31, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$26,051	$46,876
Accounts receivable, net of allowance for credit losses of $762 and $717, respectively	133,796	123,019
Prepaid expenses and other current assets	5,358	4,477
Total current assets	165,205	174,372
Intangible assets, net	3,113	3,590
Goodwill	47,739	47,739
Deferred tax assets	143,699	149,734
Other assets	7,959	8,396
Total assets	$367,715	$383,831
Liabilities and stockholders' deficit
Current liabilities
Accounts payable	$91,398	$91,094
Accrued expenses	14,604	34,746
Current portion of long-term debt	7,167	21,807
Total current liabilities	113,169	147,647
Long-term debt, net of current portion	156,336	131,602
Liabilities under tax receivables agreement, net of current portion	116,564	124,212
Other long-term liabilities	10,738	9,564
Total liabilities	$396,807	$413,025
Commitments and contingencies
Stockholders' deficit
Class A common stock, $0.01 par value - 1.0 billion shares authorized; 54.6 million and 56.2 million shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	546	562
Class B common stock, $0.01 par value - 100 million shares authorized; 8.3 million and 8.3 million shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	83	83
Preferred stock, $0.01 par value - 50 million shares authorized; 0 shares issued and outstanding as of March 31, 2026 and December 31, 2025	—	—
Additional paid-in capital	470,131	483,825
Accumulated deficit	(468,843)	(480,310)
Total stockholders' equity attributable to MediaAlpha, Inc.	$1,917	$4,160
Non-controlling interests	(31,009)	(33,354)
Total stockholders' deficit	$(29,092)	$(29,194)
Total liabilities and stockholders' deficit	$367,715	$383,831

MediaAlpha, Inc. and subsidiaries
Consolidated Statements of Operations
(Unaudited; in thousands, except share data and per share amounts)

	Three Months Ended March 31,
	2026	2025
Revenue	$310,004	$264,309
Costs and operating expenses
Cost of revenue	263,305	222,670
Sales and marketing	5,328	5,626
Product development	5,455	4,886
General and administrative	13,542	17,595
Write-off of intangible assets	—	13,416
Total costs and operating expenses	287,630	264,193
Income from operations	22,374	116
Other (income), net	(615)	(456)
Interest expense	2,441	2,955
Total other expense, net	1,826	2,499
Income (loss) before income taxes	20,548	(2,383)
Income tax expense (benefit)	6,502	(49)
Net income (loss)	$14,046	$(2,334)
Net income (loss) attributable to non-controlling interest	2,579	(386)
Net income (loss) attributable to MediaAlpha, Inc.	$11,467	$(1,948)
Net income (loss) attributable to MediaAlpha, Inc. per share of Class A common stock
-Basic and diluted	$0.21	$(0.04)
Weighted average shares of Class A common stock outstanding
-Basic and diluted	55,846,097	55,632,321

MediaAlpha, Inc. and subsidiaries
Consolidated Statements of Cash Flows
(Unaudited; in thousands)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities
Net income (loss)	$14,046	$(2,334)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Equity-based compensation expense	7,259	7,024
Non-cash lease expense	261	227
Depreciation expense on property and equipment	74	62
Amortization of intangible assets	477	1,444
Amortization of deferred debt issuance costs	140	180
Loss on extinguishment of debt	235	—
Write-off of intangible assets	—	13,416
Credit losses	45	(95)
Deferred taxes	6,035	—
Tax receivables agreement	(803)	—
Changes in operating assets and liabilities:
Accounts receivable	(10,822)	28,181
Prepaid expenses and other current assets	(108)	(363)
Other assets	125	125
Accounts payable	304	(23,209)
Accrued expenses	(18,824)	(957)
Net cash (used in) provided by operating activities	$(1,556)	$23,701
Cash flows from investing activities
Purchases of property and equipment	(42)	(57)
Net cash (used in) investing activities	$(42)	$(57)
Cash flows from financing activities
Proceeds from revolving line of credit	15,000	—
Repayments on revolving line of credit	(5,000)	—
Proceeds from issuance of long-term debt	150,000	—
Repayments on long-term debt	(148,953)	(2,375)
Payments of debt issuance costs	(2,101)	—
Repurchases of Class A common stock	(20,268)	—
Contributions from QLH’s members	274	—
Distributions to non-controlling interests	(508)	(107)
Payments pursuant to tax receivables agreement	(6,990)	—
Shares withheld for taxes on vesting of restricted stock units	(681)	(867)
Net cash (used in) financing activities	$(19,227)	$(3,349)
Net (decrease) increase in cash and cash equivalents	(20,825)	20,295
Cash and cash equivalents, beginning of period	46,876	43,266
Cash and cash equivalents, end of period	$26,051	$63,561

Key business and operating metrics and Non-GAAP financial measures

Contribution and Contribution Margin
We define “Contribution” as revenue less revenue share payments and online advertising costs, or, as reported in our consolidated statements of operations, revenue less cost of revenue (i.e., gross profit), as adjusted to exclude the following items from cost of revenue: equity-based compensation; salaries, wages, and related costs; internet and hosting costs; amortization; depreciation; other services; and merchant-related fees. We define “Contribution Margin” as Contribution expressed as a percentage of revenue for the same period. Contribution and Contribution Margin are non-GAAP financial measures that we present to supplement the financial information we present on a GAAP basis. We use Contribution and Contribution Margin to measure the return on our relationships with our Supply Partners (excluding certain fixed costs), the financial return on and efficacy of our online advertising costs to drive consumers to our proprietary websites, and our operating leverage. We do not use Contribution and Contribution Margin as measures of overall profitability. We present Contribution and Contribution Margin because they are used by our management and board of directors to manage our operating performance, including evaluating our operational performance against budget and assessing our overall operating efficiency and operating leverage. For example, if Contribution increases and our headcount costs and other operating expenses remain steady, our Adjusted EBITDA and operating leverage increase. If Contribution Margin decreases, we may choose to re-evaluate and re-negotiate our revenue share agreements with our Supply Partners, to make optimization and pricing changes with respect to our bids for keywords from primary traffic acquisition sources, or to change our overall cost structure with respect to headcount, fixed costs and other costs. Other companies may calculate Contribution and Contribution Margin differently than we do. Contribution and Contribution Margin have their limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results presented in accordance with GAAP.
The following table reconciles Contribution with gross profit, the most directly comparable financial measure calculated and presented in accordance with GAAP, for the three months ended March 31, 2026 and 2025:

	Three Months Ended March 31,
(in thousands)	2026	2025
Revenue	$310,004	$264,309
Less cost of revenue	(263,305)	(222,670)
Gross profit	$46,699	$41,639
Adjusted to exclude the following (as related to cost of revenue):
Equity-based compensation	143	294
Salaries, wages, and related	345	816
Internet and hosting	255	171
Other expenses	147	202
Depreciation	3	6
Other services	832	712
Merchant-related fees	240	142
Contribution	$48,664	$43,982
Gross margin	15.1%	15.8%
Contribution Margin	15.7%	16.6%

Adjusted EBITDA
We define “Adjusted EBITDA” as net income (loss) excluding interest expense, income tax expense (benefit), depreciation expense on property and equipment, amortization of intangible assets, as well as equity-based compensation expense and certain other adjustments as listed in the table below. Adjusted EBITDA is a non-GAAP financial measure that we present to supplement the financial information we present on a GAAP basis. We monitor and present Adjusted EBITDA because it is a key measure used by our management to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. We believe that Adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of Adjusted EBITDA. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects. In addition, presenting Adjusted EBITDA provides investors with a metric to evaluate the capital efficiency of our business.
Adjusted EBITDA is not presented in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures presented in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA rather than net income, which is the most directly comparable financial measure calculated and presented in accordance with GAAP. These limitations include the fact that Adjusted EBITDA excludes interest expense on debt, income tax expense (benefit), equity-based compensation expense, depreciation and amortization, and certain other adjustments that we consider to be useful to investors and others in understanding and evaluating our operating results. In addition, other companies may use other measures to evaluate their performance, including different definitions of “Adjusted EBITDA,” which could reduce the usefulness of our Adjusted EBITDA as a tool for comparison.
The following table reconciles Adjusted EBITDA with net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, for the three months ended March 31, 2026 and 2025:

	Three Months Ended March 31,
(in thousands)	2026	2025
Net income (loss)	$14,046	$(2,334)
Equity-based compensation expense	7,259	7,024
Interest expense	2,441	2,955
Income tax expense (benefit)	6,502	(49)
Depreciation expense on property and equipment	74	62
Amortization of intangible assets	477	1,444
Transaction expenses(1)	1,298	—
Write-off of intangible assets(2)	—	13,416
Changes in TRA related liability(3)	(803)	—
Changes in Tax Indemnification Receivable	17	(21)
Legal expenses(4)	49	6,879
Adjusted EBITDA	$31,360	$29,376
(1)Transaction expenses for the three months ended March 31, 2026 consist of legal and other fees of $1.1 million and a loss on extinguishment of $0.2 million incurred by us in connection with the 2026 Credit Facilities.
(2)Write-off of intangible assets for the three months ended March 31, 2025 consists of a charge related to the write-off of customer relationships and trademarks, trade names, and domain names intangible assets acquired as part of the acquisition of Customer Helper Team, LLC.
(3)Changes in TRA related liability consist of adjustments to the TRA liability to reflect probable future payments under the agreement.
(4)Legal expenses for the three months ended March 31, 2026 were immaterial. Legal expenses for the three months ended March 31, 2025, consist of an increase of $5.0 million to the loss reserve established in connection with the FTC Matter and legal fees and costs incurred in connection with such matter.